EXHIBIT 21.01
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                      Subsidiaries of Nematron Corporation
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o        A-OK Control Engineering, Inc. (Michigan, United States)
o        Optimation, Inc. (Alabama, United States)
o        Nematron Canada Inc. (Canada)
o        Nematron, Limited (the United Kingdom)